Exhibit 1.1
LINN ENERGY, LLC
LINN ENERGY FINANCE CORP.
$1,000,000,000
7.75% Senior Notes due 2021
PURCHASE AGREEMENT
September 8, 2010
Barclays Capital Inc.
BNP Paribas Securities Corp.
Citigroup Global Markets Inc.
Credit Agricole Securities (USA) Inc.
RBC Capital Markets Corporation
RBS Securities Inc.
Wells Fargo Securities, LLC
As Representatives of the several
     Initial Purchasers named in Schedule 1 attached hereto,
c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
Ladies and Gentlemen:
     Linn Energy, LLC, a Delaware limited liability company (the “Company”), and Linn Energy Finance Corp., a Delaware corporation (together with the Company, the “Issuers,” and each of them, an “Issuer”), propose to sell an aggregate of $1,000,000,000 principal amount of the Company’s and Linn Energy Finance Corp.’s 7.75% Senior Notes due 2021 (the “Notes”) to the initial purchasers (the “Initial Purchasers”) named in Schedule 1 attached to this agreement (this “Agreement”), for whom you are acting as the representatives (the “Representatives”). The Notes will be issued pursuant to an Indenture (the “Indenture”) to be dated as of the Closing Date (as defined in Section 3(a)), among the Issuers, the Guarantors (as defined below) and U.S. Bank National Association, as trustee. The Notes will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “DTC”) pursuant to a blanket letter of representations dated June 26, 2008 (the “DTC Agreement”) from the Issuers.
     The holders of the Notes will be entitled to the benefits of a registration rights agreement, to be dated as of the Closing Date (the “Registration Rights Agreement”), among the Issuers, the Guarantors and the Initial Purchasers, pursuant to which the Issuers and the Guarantors will agree to file with the Commission (as defined below), under certain circumstances set forth therein, (i) a registration statement under the Securities Act (as defined below) relating to another series of debt securities of the Issuers and the guarantees of the Guarantors under the Indenture, each respectively with terms substantially identical to the Notes (the “Exchange Notes”) and the

Guarantees (the “Exchange Guarantees”) to be offered in exchange for the Notes and the Guarantees (the “Exchange Offer”) and (ii) to the extent required by the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 of the Securities Act relating to the resale by certain holders of the Notes, and in each case, to use its reasonable best efforts to cause such registration statements to be declared effective.
     The payment of principal of, premium and Additional Interest (as defined in the Indenture), if any, and interest on the Notes and the Exchange Notes will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally, by (i) the guarantors listed on Schedule 2 attached hereto and (ii) any subsidiary of the Company formed or acquired after the Closing Date that executes an additional guarantee in accordance with the terms of the Indenture, and their respective successors and assigns (such persons referred to in clauses (i) and (ii) are collectively referred to as the “Guarantors”), pursuant to their guarantees (the “Guarantees”). The Notes and the Guarantees are herein collectively referred to as the “Securities,” and the Exchange Notes and the Exchange Guarantees are herein collectively referred to as the “Exchange Securities.”
     The Issuers and the Guarantors understand that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Pricing Disclosure Package (as defined below) and agree that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) on the terms set forth in the Pricing Disclosure Package (the first time when sales of the Securities are made by the Initial Purchasers is referred to herein as the “Time of Sale”). The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors who acquire Securities shall be deemed to have agreed that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A under the Securities Act (“Rule 144A”) and Regulation S under the Securities Act (“Regulation S”)).
     In connection with the sale of the Securities, the Company has prepared and delivered to each Initial Purchaser copies of a Preliminary Offering Memorandum dated September 8, 2010 (the “Preliminary Offering Memorandum”), and has prepared and delivered to each Initial Purchaser copies of a Pricing Supplement dated September 8, 2010, substantially in the form of Exhibit A (the “Pricing Supplement”), describing the terms of the Securities, each for use by the Initial Purchasers in connection with its solicitation of offers to purchase the Securities. The Preliminary Offering Memorandum, as supplemented by the Pricing Supplement, is herein referred to as the “Pricing Disclosure Package.” Promptly after this Agreement is executed and delivered, and in any event not later than the second business day following the date hereof, the Company will prepare and deliver to each Initial Purchaser a final offering memorandum, dated as of the date hereof (the “Offering Memorandum”).

     All references herein to the terms “Pricing Disclosure Package” and “Offering Memorandum” shall be deemed to mean and include all information filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder), prior to the Time of Sale and incorporated by reference in the Pricing Disclosure Package (including the Preliminary Offering Memorandum) or the Offering Memorandum (as the case may be), and all references herein to the terms “amend,” “amendment” or “supplement” with respect to the Offering Memorandum shall be deemed to mean and include all information filed under the Exchange Act after the Time of Sale and incorporated by reference in the Offering Memorandum.
          1. Representations, Warranties and Agreements of the Issuers and the Guarantors. Each of the Issuers and each of the Guarantors, jointly and severally, represent, warrant and agree that:
     (a) None of the Issuers or the Guarantors, nor any person acting on their behalf has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Securities under the Securities Act.
     (b) None of the Issuers or the Guarantors, nor any person acting on their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) in connection with any offer or sale of the Securities in the United States.
     (c) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.
     (d) None of the Issuers or the Guarantors, nor any person acting on their behalf, has engaged in any directed selling efforts with respect to the Securities, and each of them has complied with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.
     (e) None of the Issuers or the Guarantors has paid or agreed to pay to any person any compensation for soliciting another to purchase any Securities (except as contemplated by this Agreement).
     (f) The documents incorporated by reference in the Pricing Disclosure Package or the Offering Memorandum conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.
     (g) The documents incorporated by reference in the Pricing Disclosure Package or the Offering Memorandum did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (h) The Offering Memorandum will not, as of its date and on the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Initial Purchaser specifically for inclusion therein, which information is specified in Section 8(e).
     (i) The Pricing Disclosure Package did not and will not, as of the Time of Sale and on the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Initial Purchaser specifically for inclusion therein, which information is specified in Section 8(e).
     (j) The Issuers and the Guarantors have not prepared, made, used, authorized, approved or distributed and will not prepare, make, use, authorize, approve or distribute any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by any of the Issuers, Guarantors or their respective agents and representatives (other than a communication referred to in clauses (i) and (ii) below) an “Additional Written Communication”) other than (i) the Pricing Disclosure Package, (ii) the Offering Memorandum and (iii) any electronic road show or other written communications, in each case used in accordance with Section 5(a). Each such Additional Written Communication, when taken together with the Pricing Disclosure Package as of the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuers and the Guarantors make no representation or warranty as to statements contained in or omitted from any such Additional Written Communication in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Initial Purchaser specifically for inclusion therein, which information is specified in Section 8(e).
     (k) Each of the Company and its subsidiaries (as defined in Section 18) listed on Schedule 3 to this Agreement, including each of the Guarantors, has been duly organized, is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ or members’ equity or business of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”). Except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, each of the Company and its subsidiaries has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Schedule 3 to this Agreement. None of the subsidiaries of the Company (other than Linn Energy Holdings, LLC, Mid-Continent Holdings II, LLC and Mid-Continent II, LLC) is a “significant subsidiary” (as defined in Rule 405 under the Securities Act).
     (l) The Company has an authorized capitalization as set forth in each of the Pricing Disclosure Package and the Offering Memorandum, and all of the units representing limited liability company interests of the Company (“Units”) have been duly authorized and validly issued in accordance with the certificate of formation and limited liability company agreement of the Company, conform to the description thereof contained in each of the Pricing Disclosure Package and the Offering Memorandum and were issued in compliance with federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right.
     (m) The Company owns 100% of the limited liability company interests of each of the subsidiaries listed on Schedule 3A to this Agreement. Such limited liability company interests have been duly authorized and validly issued in accordance with the certificate of formation and limited liability company agreement of each such limited liability company and are fully paid (to the extent required under the applicable limited liability company’s certificate of formation and limited liability company agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) or Sections 18-2030 and 18-2031 of the Oklahoma Limited Liability Company Act, as applicable); and the Company owns all such interests free and clear of all liens, encumbrances, security interests, charges and other adverse claims (other than contractual restrictions on transfer contained in (i) the applicable constituent documents, (ii) the Indenture, dated as of June 27, 2008, among the Issuers, the Subsidiary Guarantors named therein and U.S. Bank National Association, as trustee (as supplemented, the “2008 Indenture”), (iii) the Indenture, dated as of May 18, 2009, among the Issuers, the Subsidiary Guarantors named therein and U.S. Bank National Association, as trustee (as supplemented, the “2009 Indenture”) or (iv) the Indenture, dated as of April 6, 2010, among the Issuers, the Subsidiary Guarantors named therein and U.S. Bank National Association, as trustee (as supplemented, the “2010 Indenture”), except for liens created under or pursuant to the Fourth Amended and Restated Credit Agreement dated as of April 28, 2009 among the Company, as Borrower, BNP Paribas, as Administrative Agent, and the Lenders and agents party thereto (as amended or modified from time to time, the “Bank Credit Facility” and, collectively with the 2008 Indenture, the 2009 Indenture and the 2010 Indenture, the “Debt Instruments”), and other “Permitted Liens” as defined in the Indenture. The Company owns 100% of the outstanding capital stock of the entities listed on Schedule 3B to this Agreement. Such capital stock has been duly authorized and validly issued in accordance with the certificate of incorporation and bylaws of such corporations and is fully paid and nonassessable; and the Company owns all such capital stock free and clear of all liens, encumbrances, security interests, charges and other adverse claims (other than contractual restrictions on transfer contained in the applicable constituent documents, the 2008 Indenture, the 2009 Indenture or the 2010 Indenture), except for liens created under the Bank Credit Facility.
     (n) Each of the Issuers and each of the Guarantors have full right, power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder and to consummate the transactions contemplated by this Agreement, the Pricing Disclosure Package and the Offering Memorandum. This Agreement and the transactions contemplated by this Agreement, the Pricing Disclosure Package and the Offering Memorandum have been duly and validly authorized by the Issuers and the Guarantors. This Agreement has been duly and validly executed and delivered by the Issuers and the Guarantors.
     (o) Each of the Issuers and each of the Guarantors have full right, power and authority to execute and deliver the Registration Rights Agreement and to perform their respective obligations thereunder. The Registration Rights Agreement has been duly and validly authorized by the Issuers and the Guarantors and, at the Closing Date, will have been validly executed and delivered by each of the Issuers and the Guarantors, and, assuming due authorization and execution by each of the Initial Purchasers or other parties thereto, will constitute a legal, valid and binding agreement enforceable against each of the Issuers and the Guarantors in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). On the Closing Date, the Registration Rights Agreement will conform in all material respects with the description thereof in the Pricing Disclosure Package and the Offering Memorandum.
     (p) Each of the Issuers and each of the Guarantors have full right, power and authority to issue, sell and deliver the Notes and the Guarantees, as applicable, and to perform their respective obligations thereunder. The Notes and the Guarantees have been duly and validly authorized by each of the Issuers and each of the Guarantors for issuance and sale to the Initial Purchasers pursuant to this Agreement and, when the Notes are issued and authenticated and the Guarantees are executed in accordance with the terms of the Indenture and delivered against payment therefor in accordance with the terms hereof and thereof, will be the legal, valid and binding obligations of the Issuers and each of the Guarantors, enforceable against them in accordance with their terms and entitled to the benefits of the Indenture, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). On the Closing Date, the form of the Notes and the terms of the Guarantees will conform in all material respects with the descriptions thereof in the Pricing Disclosure Package and the Offering Memorandum.

     (q) Each of the Issuers and each of the Guarantors have full right, power and authority to issue, sell and deliver the Exchange Notes and the Exchange Guarantees, as applicable, and to perform their respective obligations thereunder. The Exchange Notes have been duly authorized by the Issuers and the Exchange Guarantees have been duly authorized by each of the Guarantors for issuance and sale and if and when the Exchange Notes are issued and authenticated by the Trustee and the Exchange Guarantees are executed in the manner provided for in the Indenture, the Registration Rights Agreement and the Exchange Offer, will have been validly executed by the Issuers and each of the Guarantors and will be legal, valid and binding obligations of the Issuers and each of the Guarantors entitled to the benefits of the Indenture, enforceable against each of them in accordance with their terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). On the Closing Date, the form of the Exchange Notes and the terms of the Exchange Guarantees will conform in all material respects with the descriptions thereof in the Pricing Disclosure Package and the Offering Memorandum.
     (r) Each of the Issuers and each of the Guarantors have full right, power and authority to execute and deliver the Indenture and to perform their respective obligations thereunder. The Indenture has been duly and validly authorized by each of the Issuers and each of the Guarantors and upon its execution and delivery by each of the Issuers and each of the Guarantors, will be validly executed and delivered by each of the Issuers and each of the Guarantors and will, assuming the due authorization, execution and delivery of the Indenture by the Trustee, be a legal, valid and binding agreement of the Issuers and the Guarantors, enforceable against the Issuers and the Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). On the Closing Date, the Indenture will conform in all material respects to the description thereof in the Pricing Disclosure Package and the Offering Memorandum.
     (s) The execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Indenture, the Notes, the Guarantees, the Exchange Notes and the Exchange Guarantees by the Issuers and the Guarantors, the consummation of the transactions contemplated hereby and thereby and the application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; (ii) result in any violation of the provisions of the limited liability company agreement, charter or by-laws (or similar organizational documents) of the Company or any of its subsidiaries; or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except (in the case of clauses (i) and (iii) above) as could not reasonably be expected to have a Material Adverse Effect.
     (t) No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Company or any Guarantor or any of their properties or assets is required for the execution, delivery and performance of this Agreement, the Registration Rights Agreement, the Indenture, the Notes, the Guarantees, the Exchange Notes and the Exchange Guarantees by the Issuers and the Guarantors, the consummation of the transactions contemplated hereby and thereby, and the application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum, except (i) with respect to the Exchange Securities under the Securities Act, the Trust Indenture Act and applicable state securities or “Blue Sky” laws as contemplated by the Registration Rights Agreement, (ii) such consents as may be required under the State securities or Blue Sky laws, (iii) such consents that have been, or prior to the Closing Date will be, obtained or (iv) as disclosed in the Pricing Disclosure Package.
     (u) Except as identified in the Pricing Disclosure Package, there are no contracts, agreements or understandings between any Issuer or any Guarantor and any person granting such person the right to require any Issuer or any Guarantor to file a registration statement under the Securities Act or to require any Issuer or any Guarantor to include such securities in the securities to be registered pursuant to the registration statement relating to the Exchange Securities or in any securities being registered pursuant to any other registration statement filed by any Issuer or any Guarantor under the Securities Act in connection with the filing of the registration statement relating to the Exchange Securities.
     (v) Except as described in the Pricing Disclosure Package, neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Pricing Disclosure Package, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since such date, there has not been any change in the members’ equity or long-term debt of the Company or any Guarantor, taken as a whole, or any adverse change or development, in or affecting the condition (financial or otherwise), results of operations, members’ equity, business or prospects of the Company and its subsidiaries, taken as a whole, in each case except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (w) Since the date as of which information is given in the Pricing Disclosure Package and except as may otherwise be described in the Pricing Disclosure Package, the Issuers and the Guarantors have not (i) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, or (ii) entered into any material transaction not in the ordinary course of business.
     (x) The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and, except as disclosed therein, have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved.
     (y) KPMG LLP, who has audited certain financial statements of the Company and its consolidated subsidiaries, whose report with respect to the Company and its subsidiaries appears in the Pricing Disclosure Package and the Offering Memorandum or is incorporated by reference therein and who has delivered the initial letter referred to in Section 7(e), is an independent registered public accounting firm as required by the Exchange Act, the Securities Act and the rules and regulations of the Commission promulgated thereunder and the Public Company Accounting Oversight Board.
     (z) DeGolyer and MacNaughton, who issued a report with respect to the Company’s oil and natural gas reserves at December 31, 2009, who has delivered the letter referred to in Section 7(g) hereof, was, as of the date of such report, and is, as of the date hereof, an independent petroleum engineer with respect to the Company.
     (aa) The information underlying the estimates of reserves of the Company included in the Pricing Disclosure Package and the Offering Memorandum, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; other than normal production of the reserves, intervening market commodity price fluctuations, fluctuations in demand for such products, adverse weather conditions, unavailability or increased costs of rigs, equipment, supplies or personnel, the timing of third party operations and other factors, in each case as described in the Pricing Disclosure Package and the Offering Memorandum, the Company is not aware of any facts or circumstances that would result in a material adverse change in the aggregate net reserves, or the present value of future net cash flows therefrom, as described in the Pricing Disclosure Package and the Offering Memorandum; estimates of such reserves and present values as described in the Pricing Disclosure Package and the Offering Memorandum comply in all material respects with the applicable requirements of Regulation S-X and Subpart 1200 of Regulation S-K under the Securities Act.
     (bb) The pro forma reserve information included in the Pricing Disclosure Package and the Offering Memorandum includes assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical reserve information of the Company included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum.
     (cc) The statistical and market-related data under the captions “Summary,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum and the consolidated financial statements of the Company and its subsidiaries included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.
     (dd) Neither the Company nor any of its subsidiaries is, and as of the Closing Date, after giving effect to the offer and sale of the Notes and the application of the proceeds therefrom as described under “Use of Proceeds” in the Pricing Disclosure Package and the Offering Memorandum none of them will be, an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.
     (ee) Except as described in the Pricing Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that could, in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the Company’s or any Guarantor’s performance of this Agreement or the consummation of any transaction contemplated by this Agreement or any other material transaction contemplated by the Pricing Disclosure Package or the Offering Memorandum; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.
     (ff) The Company’s Definitive Proxy Statement on Schedule 14A filed March 16, 2010 describes all relationships, direct or indirect, between or among any Issuer or any Guarantor, on the one hand, and the directors, officers, unitholders, customers or suppliers of any Issuer or any Guarantor, on the other hand, that would be required by the Securities Act to be described in a registration statement on Form S-3; provided that, with respect to the Initial Purchasers, such disclosure is supplemented by the information presented under “Plan of Distribution” in the Preliminary Offering Memorandum.
     (gg) No labor disturbance by the employees of the Company or its subsidiaries exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have a Material Adverse Effect.

     (hh) (i) There exists no “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) that is subject to Title IV of ERISA or Section 412 of the Code (as defined below) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) may have any liability; and (ii) each plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification, except where failure to be so qualified would not be reasonably likely to result in a Material Adverse Effect. Neither the Company nor any member of its Controlled Group has any withdrawal or other liability to any “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA.
     (ii) The Company and the Guarantors have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid or made provision for the payment of all taxes due thereon, except (i) those taxes that are not reasonably likely to result in a Material Adverse Effect, (ii) those taxes, assessments or other charges that are being contested in good faith, if such taxes, assessments, or other charges are adequately reserved for or (iii) as described in the Pricing Disclosure Package and the Offering Memorandum; and no tax deficiency has been determined adversely to the Company or any of its subsidiaries, nor does the Company have any knowledge of any tax deficiencies, in either case, that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (jj) Neither the Company nor any Guarantor is in violation of its charter or by-laws (or similar organizational documents); neither the Company nor any of its subsidiaries (i) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (ii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (i) and (ii), to the extent any such violation or default could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (kk) The Company is in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, except where failure to be in compliance would not reasonably be expected to result in a Material Adverse Effect.
     (ll) The Company and its subsidiaries maintain a system of internal accounting controls and other controls sufficient to provide reasonable assurances that (i)

transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accounting for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (mm) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its subsidiaries, required to be disclosed in the Company’s reports under the Exchange Act, is made known to the principal executive officer and the principal financial officer of the Company by others within the Company, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, and (ii) as of the evaluation date with respect to the most recent report requiring certification under Rule 13a-14 under the Exchange Act filed with the Commission, such disclosure controls and procedures were effective in all material respects to perform the functions for which they were established.
     (nn) The Company and the Guarantors have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Pricing Disclosure Package and the Offering Memorandum, subject to such qualifications as may be set forth in the Pricing Disclosure Package and the Offering Memorandum and except for any of the foregoing that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Company and the Guarantors has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect.
     (oo) Except as described in the Pricing Disclosure Package and the Offering Memorandum and except as would not in the aggregate reasonably be expected to have a Material Adverse Effect, (i) neither the Company nor any of the Guarantors has received any notice that has not been resolved alleging that it is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, pertaining to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations pertaining to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the

Company and the Guarantors have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings under any Environmental Law against the Company or any of the Guarantors, and (iv) to the knowledge of the Company, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of the Guarantors pertaining to Hazardous Materials or under any Environmental Laws.
     (pp) The Issuers and the Guarantors have not taken and will not take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or the Guarantors to facilitate the sale or resale of the Notes or Guarantees.
     (qq) The Company and the Guarantors have good and marketable title to all real property and to all personal property described in the Pricing Disclosure Package and the Offering Memorandum as being owned by them and valid, legal and defensible title to the interests in oil and gas properties underlying the estimates of the Company’s proved reserves described in the Pricing Disclosure Package, in each case free and clear of all liens, encumbrances and defects except (i) such as are described in the Pricing Disclosure Package and the Offering Memorandum, (ii) such as arise in connection with the Bank Credit Facility, (iii) such as do not (individually or in the aggregate) materially interfere with the use made or proposed to be made of such property by the Company and the Guarantors or (iv) such as are not (individually or in the aggregate) reasonably likely to result in a Material Adverse Effect; any real property and buildings held under lease or sublease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as (i) do not materially interfere with, the use made and proposed to be made of such property and buildings by the Company and its subsidiaries or (ii) are not (individually or in the aggregate) reasonably likely to result in a Material Adverse Effect; and the working interests derived from oil, gas and mineral leases or mineral interests which constitute a portion of the real property held or leased by the Company and its subsidiaries reflect in all material respects the right of the Company and its subsidiaries to explore, develop or produce hydrocarbons from such real property, and the care taken by the Company and its subsidiaries with respect to acquiring or otherwise procuring such leases or mineral interests was generally consistent with standard industry practices in the areas in which the Company and its subsidiaries operate for acquiring or procuring leases and interests therein to explore, develop or produce hydrocarbons.
     (rr) The Company and the Guarantors carry, or are covered by, insurance in such amounts and covering such risks as the Company reasonably considers adequate for the conduct of their business and the value of their properties and as is reasonably customary for companies engaged in similar businesses in similar industries; and none of the Company or any Guarantor has received notice that cancellation of any insurance is pending or effective.
     (ss) No Restricted Subsidiary (as defined in the Indenture) of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Restricted Subsidiary’s capital stock, from repaying to the Company any loan or advances to such Restricted Subsidiary from the Company or from transferring any of such Restricted Subsidiary’s property or assets to the Company or any other Restricted Subsidiary of the Company, except as described in or contemplated by the Debt Instruments, the Pricing Disclosure Package and the Offering Memorandum.
     (tt) The Company has not (i) expended any Incremental Funds (as defined in the 2008 Indenture, the 2009 Indenture and the 2010 Indenture) pursuant to clause (4)(I)(d) or clause (4)(II)(b) of Section 4.07 of the 2008 Indenture, the 2009 Indenture or the 2010 Indenture (Limitation on Restricted Payments) or (ii) made any Restricted Payments (as defined in the 2008 Indenture, the 2009 Indenture and the 2010 Indenture) pursuant to clause (4)(II)(a) of Section 4.07 of the 2008 Indenture, the 2009 Indenture or the 2010 Indenture (Limitation on Restricted Payments).
     (uu) Immediately after Linn Energy Holdings, LLC has entered into the Guarantee to which it is a party, (i) the fair value of the assets of such Guarantor will exceed the debts and liabilities, subordinated, contingent or otherwise, of such Guarantor, (ii) the present fair saleable value of the property of such Guarantor will be greater than the amount that will be required to pay the probable liabilities of such Guarantor on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities, subordinated, contingent or otherwise, become absolute and matured, (iii) such Guarantor will be able to pay its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, and (iv) such Guarantor will not have an unreasonably small capital with which to conduct the business in which it is engaged as such business is conducted and is proposed to be conducted following the Closing Date.
     (vv) None of the transactions contemplated by this Agreement (including without limitation, the use of the proceeds from the sale of the Notes), will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.
     (ww) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened against any of the Company or any of its subsidiaries, or to which any of the Company or any of its subsidiaries is a party, or to which any of their respective properties is subject, that would be required by the Securities Act to be described in a registration statement on Form S-3 that are not so described in the Pricing Disclosure Package and the Offering Memorandum; and there are no agreements, contracts, indentures, leases or other instruments that would be required to be described in a registration statement on Form S-3 that have not been so described in the Pricing Disclosure Package and the Offering Memorandum or the documents incorporated by reference therein.
     (xx) Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
     (yy) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.
     (zz) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
          Any certificate signed by any officer of the Issuers or the Guarantors, as the case may be, and delivered to the Representatives or counsel for the Initial Purchasers in connection with the offering of the Notes shall be deemed a representation and warranty by the Issuers and the Guarantors, jointly and severally, as to matters covered thereby (and is subject to the limitations therein, if any), to each Initial Purchaser.
          2. Purchase of the Securities by the Initial Purchasers. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Issuers agree to sell the Securities to the several Initial Purchasers, and each of the Initial Purchasers, severally and not jointly, agrees to purchase from the Issuers, the aggregate principal amount of the Securities set forth opposite the respective names of the Initial Purchasers on Schedule 1 hereto, at a purchase price equal to 96.389% of the principal amount thereof. The Issuers shall not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased on the Closing Date as provided herein.
     3. Delivery of and Payment for the Notes.
     (a) Delivery of and payment for the Notes shall be made at the offices of Latham & Watkins LLP, 717 Texas, Suite 1600, Houston, Texas 77002, at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company (the “Closing Date”).
     (b) Delivery of the Notes will be made to the Representatives by or on behalf of the Issuers against payment of the purchase price therefor by wire transfer of immediately available funds. Delivery of the Notes will be made through the facilities of the DTC unless the Representatives will otherwise instruct. Delivery of the Notes at the time and place specified in this Agreement is a further condition to the obligations of each Initial Purchaser.
          4. Offering by Initial Purchasers. Each Initial Purchaser, severally and not jointly, represents and warrants to and agrees with the Company that:
     (a) It has not offered or sold, and will not offer or sell, any Securities, except (i) within the United States, to those persons it reasonably believes to be “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act (a “Qualified Institutional Buyer”) and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Securities is aware that such sale is being made in reliance on Rule 144A or (ii) in accordance with the restrictions set forth in Schedule 4 attached hereto.
     (b) It is a Qualified Institutional Buyer.
          5. Further Agreements of the Issuers, the Guarantors. Each of the Issuers and the Guarantors agrees:
     (a) Until the later of (x) the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers and (y) the Closing Date, prior to amending or supplementing the Offering Memorandum, to furnish to the Initial Purchasers for review a copy of each such proposed amendment or supplement, and the Company shall not use any such proposed amendment or supplement to which the Representatives reasonably object (for the avoidance of doubt, this provision shall not apply to any periodic report required to be filed by the Company under the Exchange Act with respect to matters unrelated to the Securities). Before making, preparing, using, authorizing, approving or distributing any Additional Written Communication, the Company will furnish to the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or distribute any such written communication to which the Representatives reasonably object, unless required by law. Any such Additional Written Communication in addition to the road show slides relating to the offering of the Securities and made available on www.netroadshow.com on

September 8, 2010, the use of which has been consented to by the Representatives at or prior to the date hereof, is listed on Schedule 5 attached hereto.
     (b) To advise the Initial Purchasers promptly (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of the Pricing Disclosure Package or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which the Pricing Disclosure Package or the Offering Memorandum, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iii) of the receipt by any of the Issuers or Guarantors of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Issuers and Guarantors will use their respective reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of the Pricing Disclosure Package or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will use their respective reasonable best efforts to obtain as soon as possible the withdrawal thereof.
     (c) If, prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which, in the judgment of any of the Issuers or in the opinion of counsel for the Initial Purchasers, it is necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or it is otherwise necessary to amend or supplement the Offering Memorandum to comply with law, to promptly (i) notify the Initial Purchasers of any such event, if applicable, (ii) subject to Section 5(a) above, prepare an amendment or supplement that corrects any such statement or omission or effects such compliance with law and (iii) supply a reasonable number of copies of any such amended or supplemented Offering Memorandum to the Initial Purchasers and counsel for the Initial Purchasers without charge.
     (d) To furnish the Initial Purchasers, without charge, as many copies of the Pricing Disclosure Package, the Offering Memorandum, any amendments and supplements thereto and any documents incorporated by reference therein as they shall have reasonably requested.
     (e) To cooperate with the Initial Purchasers and counsel for the Initial Purchasers to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States and any other jurisdictions reasonably designated by the Initial Purchasers, to comply with such laws and to continue such qualifications, registrations and exemptions in effect for so long as required for the distribution of the Securities; provided, however, that the Company shall not be required to qualify as a foreign limited liability company or to take any other action that would subject it to general service of process in any jurisdiction (except service of process with respect to the offering and sale of the Securities) where it is not presently qualified or where it would be subject to taxation as a foreign limited liability company. The Company will advise the Initial Purchasers promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, each of the Issuers and the Guarantors shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.
     (f) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Notes and Guarantees for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes; provided that in connection therewith the Issuers and the Guarantors shall not be required to (i) qualify as a foreign entity in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.
     (g) During the period of 60 days from the date hereof, without the prior written consent of Barclays Capital Inc., on behalf of the Initial Purchasers, not to directly or indirectly, issue, offer, sell, agree to issue, offer or sell, solicit offers to purchase, pledge or otherwise dispose of (or enter into any transaction or duties which is designed to, or could be expected to, result in the disposition by any person at any time in the future) any debt securities of the Company or any subsidiary with terms substantially similar (including having equal rank) to the Notes (other than the Notes).
     (h) To apply the net proceeds from the sale of the Notes as set forth in the Pricing Disclosure Package and the Offering Memorandum.
     (i) To use its reasonable efforts in cooperation with the Initial Purchasers to permit the Notes to be eligible for clearance and settlement through the facilities of the DTC.
     (j) To not, and to use its reasonable best efforts to cause its affiliates not to, take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Issuers or the Guarantors to facilitate the sale or resale of the Notes or Guarantees and neither the Issuers, the Guarantors nor any of its affiliated purchasers (as defined in Rule 100 of Regulation M under the Exchange Act) will take any action prohibited by Regulation M under the Exchange Act.
     (k) To use its commercially reasonable efforts to do and perform all things required to be done or performed under this Agreement by the Issuers and the Guarantors prior to the Closing Date to satisfy all conditions precedent to the delivery of the Securities.

     (l) To take all reasonable action necessary to enable Standard & Poor’s Corporation and Moody’s Investors Service, Inc. to provide their respective credit ratings on the Company’s outstanding senior debt, including for this purpose, the issuance of the Securities and the Exchange Securities.
     (m) To not, and to use its reasonable best efforts to cause its affiliates not to, make any offer or sale of securities of the Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S or otherwise.
     (n) To cause each certificate for a Note to bear the legend contained in “Notice to Investors” in the Offering Memorandum for the time period and upon the other terms stated in the Offering Memorandum, but not for longer than 365 days from the Closing Date.
     (o) During the one-year period after the Closing Date, to not, and to not permit any of its “affiliates” (as defined in Rule 144 under the Securities Act) to, resell any of the Notes that constitute “restricted securities” under Rule 144 that have been reacquired by any of them.
          6. Expenses. The Issuers and the Guarantors jointly and severally, agree, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the preparation and printing of certificates for the Notes; (b) the preparation and printing of the Offering Memorandum and the Pricing Disclosure Package and any amendment or supplement thereto, this Agreement, the Registration Rights Agreement, the Indenture, the DTC Agreement, the Securities and the Exchange Securities; (c) the distribution of the Offering Memorandum and the Pricing Disclosure Package and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) the qualification of the Notes and Guarantees under the securities laws of the several jurisdictions as provided in Section 5(f) (including related reasonable and documented fees and expenses of counsel to the Initial Purchasers); (e) the Trustee, any agent of the Trustee, the counsel for the Trustee in connection with the Indenture, the Securities and the Exchange Securities; (f) the approval of the Notes by DTC for “book-entry” transfer; (g) the rating of the Securities or the Exchange Securities; (h) investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Notes, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants and one-half the cost of any aircraft chartered in connection with the road show; (i) the preparation, printing and distribution of one or more versions of the Pricing Disclosure Package and the Offering Memorandum for distribution in Canada, often in the form of a Canadian “wrapper” (including the preparation of any related Canadian blue sky memorandum and the related reasonable fees and expenses of Canadian counsel to the Initial Purchasers); and (j) the performance of the obligations of the Issuers and the Guarantors under this Agreement and the Registration Rights Agreement. The Issuers and the Guarantors shall not be required to pay for any of the Initial Purchasers’ costs and expenses (other than as set forth above), including, without limitation, (i) the fees and expenses of counsel to the Initial Purchasers (other than as set forth above), (ii) the “roadshow” expenses of the Initial Purchasers and (iii) the advertising expenses of the Initial Purchasers incurred in connection with the offering of the Securities.
          7. Conditions of Initial Purchasers’ Obligations. The respective obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties of the Issuers and the Guarantors contained herein, to the performance by the Issuers and the Guarantors of their respective obligations hereunder, and to each of the following additional terms and conditions:
     (a) The Initial Purchasers shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Pricing Disclosure Package or the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact that, in the opinion of Latham & Watkins LLP, is material or omits to state a fact that, in the opinion of such counsel, is material and is necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Registration Rights Agreement, the Indenture, the Securities, the Exchange Securities, the Offering Memorandum and the Pricing Disclosure Package, and all other legal matters relating to this Agreement, the Registration Rights Agreement, the Indenture, the Securities, the Exchange Securities and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to counsel for the Initial Purchasers, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.
     (c) Baker Botts L.L.P. shall have furnished to the Representatives its written opinion, as counsel to the Issuers, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B. GableGotwals, shall have furnished to the Representatives its written opinion, as special Oklahoma counsel to the Issuers, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit C. Charlene Ripley, General Counsel of the Company, shall have furnished to the Representatives her written opinion, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit D.
     (d) The Representatives shall have received from Latham & Watkins LLP, counsel for the Initial Purchasers, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Offering Memorandum and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Issuers and the Guarantors shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
     (e) At the time of execution of this Agreement, the Representatives shall have received from KPMG LLP a letter, in form and substance satisfactory to the Representatives, addressed to the Initial Purchasers and dated the date hereof (i) confirming that they are independent registered public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
     (f) With respect to the letter of KPMG LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Representatives a letter (the “bring-down letter”) of such accountants, addressed to the Initial Purchasers and dated the Closing Date (i) confirming that they are independent registered public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.
     (g) At the time of execution of this Agreement and at the Closing Date, the Representatives shall have received from DeGolyer and MacNaughton a letter, in form and substance reasonably satisfactory to the Representatives, addressed to the Initial Purchasers and dated the date hereof and the Closing Date, as applicable, covering certain matters relating to information about the reserves of the Company presented in the Pricing Disclosure Package.
     (h) Each Issuer and each Guarantor shall have furnished to the Representatives a certificate, dated the Closing Date, of each Issuer’s and each Guarantor’s Chief Executive Officer and its Chief Financial Officer (or, in the case of any Guarantor that does not have officers holding such positions or positions of similar authority, of the Chief Executive Officer and Chief Financial Officer of the immediate or ultimate parent of such entity on behalf of such entity) stating that each of them severally represents that:
     (i) The representations, warranties and agreements of the Issuers and the Guarantors in Section 1 are true and correct on and as of the Closing Date, and the Company and the Guarantors have complied with all of their respective agreements contained herein in all material respects and satisfied all the conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date;
     (ii) He or she has carefully examined the Offering Memorandum and the Pricing Disclosure Package, and, in his or her opinion, (A) the Offering Memorandum, as of its date and on the Closing Date, and the Pricing Disclosure Package, as of the Time of Sale, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (B) since the date of such documents, no event has occurred that should have been set forth in a supplement or amendment to the Offering Memorandum or the Pricing Disclosure Package that has not been so set forth; and
     (iii) Since the respective dates as of which information is given in the Offering Memorandum and the Pricing Disclosure Package, there has not been any development that resulted in a Material Adverse Effect or any development that could reasonably be expected to result in a Material Adverse Effect, whether or not arising in the ordinary course of business.
     (i) Except as described in the Pricing Disclosure Package, neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since such date, there has not been any change in the capitalization or long-term debt of the Company or any of its subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, members’ equity, properties, management, business or prospects of the Company and its subsidiaries taken as a whole, in each case except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (j) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company’s or any of its subsidiaries’ debt securities or preferred stock by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Securities Act as in effect on July 20, 2010), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s or any of its subsidiaries’ debt securities or preferred stock.
     (k) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the NYSE Amex Equities, the Nasdaq Stock Market or in the over-the-counter market shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) trading in any securities of the Company on any exchange or in the over-the-counter market shall have been suspended or materially limited, (iii) a banking moratorium shall have been declared by federal or state authorities, (iv) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Notes being delivered on such Closing Date on the terms and in the manner contemplated in the Offering Memorandum.
     (l) The Issuers and the Guarantors shall have entered into the Registration Rights Agreement and the Initial Purchasers or their counsel shall have received executed counterparts thereof.
     (m) The Issuers, the Guarantors and the Trustee shall have executed and delivered the Indenture, and the Initial Purchasers or their counsel shall have received an executed counterpart thereof, duly executed by the Issuers, the Guarantors and the Trustee.
     (n) The Issuers and the Guarantors shall have furnished the Representatives and counsel to the Initial Purchasers with such other certificates, opinions or other documents as they may have reasonably requested.
          All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to counsel for the Initial Purchasers.
          8. Indemnification and Contribution.
     (a) Each of the Issuers and the Guarantors, jointly and severally, shall indemnify and hold harmless each Initial Purchaser, its directors, officers and employees and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act and each affiliate of any Initial Purchaser within the meaning of Rule 405 under the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Notes and Guarantees), to which that Initial Purchaser, director, officer, employee, controlling person or affiliate may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Additional Written Communication or the Offering Memorandum or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in the Preliminary Offering Memorandum, the Pricing Supplement, any Additional Written Communication or the Offering Memorandum or in any amendment or supplement thereto any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Initial Purchaser and each such director, officer, employee, controlling person or affiliate promptly upon demand for any legal or other out-of-pocket expenses reasonably incurred by that Initial Purchaser, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuers and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Memorandum, the Pricing Supplement, any Additional Written Communication or the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Initial Purchaser specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability which the Issuers or the Guarantors may otherwise have to any Initial Purchaser or to any director, officer, employee or controlling person of that Initial Purchaser.
     (b) Each Initial Purchaser, severally and not jointly, shall indemnify and hold harmless each Issuer, each of the Guarantors and their respective directors, officers and employees, and each person, if any, who controls the Issuers or the Guarantors, as the case may be, within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Issuers, the Guarantors or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Pricing Supplement, any Additional Written Communication or the Offering Memorandum or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in the Preliminary Offering Memorandum, the Pricing Supplement, any Additional Written Communication or the Offering Memorandum or in any amendment or supplement thereto, any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of that Initial Purchaser specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Initial Purchaser may otherwise have to the Issuers, any Guarantor and any such director, officer, employee or controlling person.
     (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld, conditioned or delayed), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.
     (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Issuers and the Guarantors, on the one hand, and the Initial Purchasers, on the other, from the offering of the Notes and Guarantees or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers and the Guarantors, on the one hand, and the Initial Purchasers, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Issuers and the Guarantors, on the one hand, and the Initial Purchasers, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the Issuers and the Guarantors, on the one hand, and the total purchase discounts and commissions received by the Initial Purchasers with respect to the Notes purchased under this Agreement, on the other hand, bears to the total gross proceeds from the offering of the Notes under this Agreement. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuers, the Guarantors or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. For purposes of the preceding two sentences, the net proceeds deemed to be received by the Issuers shall be deemed to be also for the benefit of the Guarantors, and information supplied by the Issuers shall also be deemed to have been supplied by the Guarantors. The Issuers, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Notes purchased by it exceeds the amount of any damages that such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective purchase obligations and not joint.
     (e) The Initial Purchasers severally confirm and the Issuers and the Guarantors acknowledge and agree that the statement regarding delivery of Notes by the Initial Purchasers set forth on the cover page of, and the third, ninth and tenth paragraphs appearing under the caption “Plan of Distribution” in, the Pricing Disclosure Package and the Offering Memorandum are correct and constitute the only information concerning such Initial Purchasers furnished in writing to any Issuer or any Guarantor by or on behalf of the Initial Purchasers specifically for inclusion in the Preliminary Offering Memorandum, the Pricing Supplement, any Additional Written Communication or the Offering Memorandum or in any amendment or supplement thereto.
          9. Defaulting Initial Purchasers. If, on the Closing Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Initial Purchasers shall be obligated to purchase the Securities that the defaulting Initial Purchaser agreed but failed to purchase on the Closing Date in the respective proportions which the principal amount of the Securities set forth opposite the name of each remaining non-defaulting Initial Purchaser in Schedule 1 hereto bears to the total principal amount of the Securities set forth opposite the names of all the remaining non-defaulting Initial Purchasers in Schedule 1 hereto; provided, however, that the remaining non-defaulting Initial Purchasers shall not be obligated to purchase any of the Securities on the Closing Date if the total principal amount of the Securities that the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on such date exceeds 10.0% of the total principal amount of the Securities to be purchased on the Closing Date, and any remaining non-defaulting Initial Purchaser shall not be obligated to purchase more than 110.0% of the principal amount of the Securities that it agreed to purchase on the Closing Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Initial Purchasers, or those other initial purchasers satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Securities to be purchased on the Closing Date. If the remaining Initial Purchasers or other initial purchasers satisfactory to the Representatives do not elect to purchase the Securities that the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase on the Closing Date, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser, the Issuers or the Guarantors, except that the Issuers and Guarantors will continue to be liable for the payment of expenses to the extent set forth in Section 6. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

          Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Issuers or Guarantors for damages caused by its default. If other Initial Purchasers are obligated or agree to purchase the Securities of a defaulting or withdrawing Initial Purchaser, either the Representatives or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Pricing Disclosure Package or the Offering Memorandum or in any other document or arrangement.
          10. Termination. The obligations of the Initial Purchasers hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Sections 7(i), 7(j) and 7(k) shall have occurred or if the Initial Purchasers shall decline to purchase the Securities for any reason permitted under this Agreement.
          11. Reimbursement of Initial Purchasers’ Expenses. If the Issuers shall fail to tender the Securities for delivery to the Initial Purchasers (i) by reason of any failure, refusal or inability of the Issuers or the Guarantors to perform any agreement on their respective parts to be performed, (ii) because any other condition to the Initial Purchasers’ obligations hereunder required to be fulfilled by any of the Issuers or the Guarantors is not fulfilled for any reason or (iii) because the Initial Purchasers shall decline to purchase the Securities for any reason permitted under this Agreement, the Issuers will reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase of the Securities, and upon demand the Issuers shall pay the full amount thereof to the Representatives; provided, however, that if this Agreement is terminated pursuant to Section 7(k) (other than due to Section 7(k)(ii)) or pursuant to Section 9 by reason of the default of one or more Initial Purchasers, the Issuers shall not be obligated to reimburse any Initial Purchaser on account of those expenses.
          12. Offer, Sale and Resale Procedures. Each of the Initial Purchasers, on the one hand, and each of the Issuers and the Guarantors, on the other hand, hereby agrees that it has observed and will observe the following procedures in connection with the offer and sale of the Securities:
     (a) Offers and sales of the Securities will be made only by the Initial Purchasers or affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall only be made to persons whom the offeror or seller reasonably believes to be Qualified Institutional Buyers or non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S upon the terms and conditions set forth in Schedule 4 attached hereto, which Schedule 4 is hereby expressly made a part hereof.
     (b) The Securities will be offered by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502 under the Securities Act) will be used in the United States in connection with the offering of the Securities.

     (c) Upon original issuance by the Company, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Notes) shall bear the following legend and such other legends as the Initial Purchasers and their counsel shall deem necessary:
“THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER SUCH NOTES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF ANY NOTE EVIDENCED HEREBY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING SUCH NOTE IN AN “OFFSHORE TRANSACTION” PURSUANT TO RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, PRIOR TO THE DATE WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF SUCH NOTE) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WERE THE OWNERS OF SUCH NOTE (OR ANY PREDECESSOR OF SUCH NOTE) (THE “RESALE RESTRICTION TERMINATION DATE”), OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE EXCEPT (A) TO AN ISSUER OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM SUCH NOTE IS TRANSFERRED PRIOR TO THE RESALE RESTRICTION TERMINATION DATE A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) THAT IS (A) PURSUANT TO

CLAUSE (2)(D) PRIOR TO THE END OF THE 40 DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (B) PURSUANT TO CLAUSE (2)(F) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES IN CLAUSES (i)(A) OR (B), TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED AS TO ANY NOTE EVIDENCED HEREBY UPON DELIVERY TO THE TRUSTEE BY THE COMPANY OR THE HOLDER THEREOF OF A WRITTEN REQUEST FOR THE REMOVAL HEREOF, IN ANY CASE AT ANY TIME AFTER THE RESALE RESTRICTION TERMINATION DATE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”
     Following the sale of the Securities by the Initial Purchasers to Subsequent Purchasers pursuant to the terms hereof, the Initial Purchasers shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company, including any losses, damages or liabilities under the Securities Act, arising from or relating to any resale or transfer of any Security.
          13. Research Analyst Independence. The Issuers and the Guarantors acknowledge that the Initial Purchasers’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Initial Purchasers’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Issuers, the Guarantors and/or the offering that differ from the views of their respective investment banking divisions. The Issuers and the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that any Issuer or any of the Guarantors may have against the Initial Purchasers with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Issuers or the Guarantors by such Initial Purchasers’ investment banking divisions. The Issuers and the Guarantors acknowledge that each of the Initial Purchasers is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company.
          14. No Fiduciary Duty. The Issuers and the Guarantors hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Issuers and the Guarantors, on the one hand, and the Initial Purchasers and any Affiliate through which they may be acting, on the other, (b) the Initial Purchasers are acting as principal and not as an agent or fiduciary of the Issuers or the

Guarantors and (c) the Issuers and the Guarantors’ engagement of the Initial Purchasers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Issuers and the Guarantors agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Initial Purchasers has advised or is currently advising the Issuers or the Guarantors on related or other matters). The Issuers and the Guarantors agree that they will not claim that the Initial Purchasers have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Issuers or the Guarantors, in connection with such transaction or the process leading thereto.
          15. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:
     (a) if to the Initial Purchasers, shall be delivered or sent by mail or facsimile transmission to: Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration; and
     (b) if to the Issuers, shall be delivered or sent by mail or facsimile transmission to Linn Energy, LLC, 600 Travis Street, Suite 5100, Houston, Texas 77002, Attention: General Counsel, Fax: 281-840-4180.
Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Issuers shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by the Representatives.
          16. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Issuers, the Guarantors and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Issuers and the Guarantors contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Initial Purchasers and each person or persons, if any, who control any Initial Purchaser within the meaning of Section 15 of the Securities Act and (b) the indemnity agreement of the Initial Purchasers contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of the directors of the Issuers and the Guarantors and any person controlling the Issuers or the Guarantors within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 16, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
          17. Survival. The respective indemnities, representations, warranties and agreements of the Issuers, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

          18. Definition of the Terms “Business Day” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405 of the Securities Act.
          19. Partial Enforceability. The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof. If any section, paragraph or provision of this Agreement is, for any reason, determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable and to effect the original intent of the parties hereto.
          20. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of law rules thereof.
          21. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.
          22. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
          23. Amendments; Waivers. This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.
[Signature Pages Follow]

     If the foregoing correctly sets forth the agreement among the Issuers, the Guarantors and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

Very truly yours, ISSUERS Linn Energy, LLC Linn Energy Finance Corp.
By:	/s/ Kolja Rockov
	Name:	Kolja Rockov
	Title:	Executive Vice President and Chief Financial Officer

GUARANTORS

Linn Energy Holdings, LLC
Linn Exploration Midcontinent, LLC
Linn Exploration & Production Michigan LLC
Linn Exploration & Production Michigan Midstream LLC
Linn Gas Marketing, LLC
Linn Gas Processing MI LLC
Linn Midwest Energy LLC
Linn Operating, Inc.
Mid-Continent I, LLC
Mid-Continent II, LLC
Mid-Continent Holdings I, LLC
Mid-Continent Holdings II, LLC
Penn West Pipeline, LLC

By:	/s/ Kolja Rockov
	Name:	Kolja Rockov
	Title:	Executive Vice President and Chief Financial Officer

Signature Page to Purchase Agreement

Accepted:

Barclays Capital Inc.
BNP Paribas Securities Corp.
Citigroup Global Markets Inc.
Credit Agricole Securities (USA) Inc.
RBC Capital Markets Corporation
RBS Securities Inc.
Wells Fargo Securities, LLC
For themselves and as Representatives
of the several Initial Purchasers named
in Schedule 1 hereto

By: Barclays Capital Inc.

By:	/s/ Paul Cugno
	Name:	Paul Cugno
	Title:	Managing Director

By: BNP Paribas Securities Corp.

By:	/s/ Paul Lange
	Name:	Paul Lange
	Title:	Managing Director, Debt Capital Markets

By: Citigroup Global Markets Inc.

By:	/s/ Timothy P. Dilworth
	Name:	Timothy P. Dilworth
	Title:	Managing Director

By: Credit Agricole Securities (USA) Inc.

By:	/s/ Paul Brown
	Name:	Paul Brown
	Title:	Managing Director

Signature Page to Purchase Agreement

By: RBC Capital Markets Corporation

By:	/s/ David Capaldi
	Name:	David Capaldi
	Title:	Managing Director

By: RBS Securities Inc.

By:	/s/ Marin Gagliardi
	Name:	Marin Gagliardi
	Title:	Director

By: Wells Fargo Securities, LLC

By:	/s/ Jeff Gore
	Name:	Jeff Gore
	Title:	Managing Director

Signature Page to Purchase Agreement

SCHEDULE 1

Principal Amount
Initial Purchasers	of the Notes
Barclays Capital Inc.	$112,856,923
BNP Paribas Securities Corp.	$112,856,923
Citigroup Global Markets Inc.	$112,856,923
Credit Agricole Securities (USA) Inc.	$112,856,923
RBC Capital Markets Corporation.	$112,856,923
RBS Securities Inc.	$112,856,923
Wells Fargo Securities, LLC	$112,856,923
BMO Capital Markets Corp.	$55,001,538
Scotia Capital (USA) Inc.	$55,001,538
UBS Securities LLC	$55,001,538
Comerica Securities, Inc.	$5,699,231
ING Financial Markets LLC	$5,699,231
SG Americas Securities, LLC	$5,699,231
U.S. Bancorp Investments, Inc.	$5,699,231
BBVA Securities Inc.	$3,700,000
Capital One Southcoast, Inc.	$3,700,000
Credit Suisse Securities (USA) LLC	$3,700,000
DnB NOR Markets, Inc.	$3,700,000
Macquarie Capital (USA) Inc.	$3,700,000
Mitsubishi UFJ Securities (USA), Inc.	$3,700,000
Total	$1,000,000,000
Schedule 1-1

SCHEDULE 2
Guarantors
Linn Energy Holdings, LLC (Delaware)
Linn Exploration Midcontinent, LLC (Oklahoma)
Linn Exploration & Production Michigan LLC (Delaware)
Linn Exploration & Production Michigan Midstream LLC (Delaware)
Linn Gas Marketing, LLC (Delaware)
Linn Gas Processing MI LLC (Delaware)
Linn Midwest Energy LLC (Delaware)
Linn Operating, Inc. (Delaware)
Mid-Continent I, LLC (Delaware)
Mid-Continent II, LLC (Delaware)
Mid-Continent Holdings I, LLC (Delaware)
Mid-Continent Holdings II, LLC (Delaware)
Penn West Pipeline, LLC (Delaware)

Schedule 2-1

SCHEDULE 3
Subsidiaries
Schedule 3A

Barron Operating LLC (Texas)
Linn Energy Holdings, LLC (Delaware)
Linn Exploration Midcontinent, LLC (Oklahoma)
Linn Exploration & Production Michigan LLC (Delaware)
Linn Exploration & Production Michigan Midstream LLC (Delaware)
Linn Gas Marketing, LLC (Delaware)
Linn Gas Processing MI LLC (Delaware)
Linn Midwest Energy LLC (Delaware)
Mid-Continent I, LLC (Delaware)
Mid-Continent II, LLC (Delaware)
Mid-Continent Holdings I, LLC (Delaware)
Mid-Continent Holdings II, LLC (Delaware)
Penn West Pipeline, LLC (Delaware)

Schedule 3B

Linn Energy Finance Corp. (Delaware)
Linn Operating, Inc. (Delaware)
Linn Western Operating, Inc. (Delaware)

Schedule 3-1

SCHEDULE 4
     Resale Pursuant to Regulation S or Rule 144A. Each Initial Purchaser understands that:
     Such Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 of Regulation S (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S or another exemption from the registration requirements of the Securities Act. Such Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Securities (including any “tombstone” advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as permitted by and include the statements required by Regulation S.
     Such Initial Purchaser agrees that, at or prior to confirmation of a sale of Securities by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903 of Regulation S, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:
“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the date the Securities were first offered to persons other than distributors in reliance on Regulation S and the Closing Date (as defined in the Purchase Agreement dated September 8, 2010 by and among Linn Energy, LLC, a Delaware limited liability company, and Linn Energy Finance Corp., a Delaware corporation, as issuers, and the guarantors and initial purchasers named therein), except in either case in accordance with Regulation S under the Securities Act (or in accordance with Rule 144A under the Securities Act or to accredited investors in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Securities covered hereby in reliance on Regulation S under the Securities Act during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S under the Securities Act.”
     Such Initial Purchaser agrees that the Securities offered and sold in reliance on Regulation S will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903 of Regulation S and only upon certification of beneficial ownership of such Securities by non-U.S. persons or U.S. persons who purchased such Securities in transactions that were exempt from the registration requirements of the Securities Act.

Schedule 4-1

SCHEDULE 5
None.

Schedule 5-1

EXHIBIT A
$1,000,000,000
Linn Energy, LLC
Linn Energy Finance Corp.
7.750% Senior Notes due 2021
Pricing Supplement
Pricing Supplement dated September 8, 2010 to the Preliminary Offering Memorandum dated September 8, 2010 of Linn Energy, LLC and Linn Energy Finance Corp. (the “Preliminary Offering Memorandum”). This Pricing Supplement is qualified in its entirety by reference to the Preliminary Offering Memorandum. The information in this Pricing Supplement supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent it is inconsistent with the information in the Preliminary Offering Memorandum.

Issuers	Linn Energy, LLC and Linn Energy Finance Corp.

Security	Senior Notes due 2021

Maturity	February 1, 2021

Aggregate Principal Amount	$1,000,000,000

Offering Price	98.264%

Use of Proceeds	We estimate that the net proceeds to us from this offering
will be approximately $963.4 million after deducting
initial purchasers’ discounts and estimated offering
expenses. We intend to use approximately $50.0 million of
such proceeds to unwind certain interest rate swaps,
approximately $600.0 million to repay indebtedness
outstanding under our revolving credit facility and the
balance for general corporate purposes.

Coupon	7.750%

Yield to Maturity	8.000%

Additional Interest	Interest on the overdue principal and interest will accrue
at a rate that is 1.0% higher than the then-applicable
interest rate.

Interest Payment Dates	Semi-annually on March 15 and September 15 of each year,
beginning on March 15, 2011

Optional Redemption	On and after September 15, 2015, the Issuers may redeem
all or a part of the notes upon not less than 30 nor more
than 60 days’ notice, at the redemption prices (expressed
as percentages of principal amount) set forth below, plus
accrued and unpaid interest, if any, on the notes redeemed
to the applicable redemption date (subject to the right of
Holders of record on the relevant record date to receive
interest due on an interest payment date that is on or
prior to the redemption date), if redeemed during the
twelve-month period beginning on September 15 of the years
indicated below:

Year	Percentage
2015	103.875%
2016	102.583%
2017	101.292%
2018 and thereafter	100.000%

Optional Redemption With Equity Proceeds	At any time prior to September 15, 2013, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of notes issued under the indenture at a redemption price of 107.750% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), with the net cash proceeds of one or more Equity Offerings by the Company; provided that (i) at least 65% of the aggregate principal amount of notes issued under the indenture remains outstanding immediately after the occurrence of such redemption (excluding notes held by the Company and its Subsidiaries) and (ii) the redemption occurs within 180 days of the date of the closing of such Equity Offering.

Redemption at Make-Whole Premium	In addition, prior to September 15, 2015, the Issuers may on any one or more occasions redeem all or part of the notes upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to the sum of (i) the principal amount thereof, plus (ii) accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), plus (iii) the Make Whole Premium at the redemption date.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to September 15, 2015; provided, however, that if such period is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Company shall obtain the Treasury Rate by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to September 15, 2015 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Company will (a) calculate the Treasury Rate on the second Business Day preceding the applicable redemption date and (b) prior to such redemption date file with the trustee an officers’ certificate setting forth the Make Whole Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

“Make Whole Premium” means, with respect to a note at any time, the excess, if any, of (a) the present value at such time of (i) the redemption price of such note at September 15, 2015 (such redemption price being described above under the caption “Optional Redemption”), plus (ii) any required interest payments due on such note through September 15, 2015 (except for currently accrued and unpaid interest), computed using a discount rate equal to the Treasury Rate at such time plus 50 basis points, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), over (b) the principal amount of such note.

Change of Control	101%, plus accrued and unpaid interest, if any, on the notes repurchased, to, but not including, the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to such date of purchase).

Trade Date	September 8, 2010

Settlement Date	September 13, 2010 (T+3)

Distribution	144A and Regulation S with limited registration rights

Joint Book-Running Managers	Barclays Capital, BNP PARIBAS, Citi, Credit Agricole CIB, RBC Capital Markets, RBS and Wells Fargo Securities

Senior Co-Managers	BMO Capital Markets, Scotia Capital and UBS Investment Bank

Co-Managers	Comerica Securities, ING, Societe Generale, US Bancorp, BBVA Securities, Capital One Southcoast, Credit Suisse, DnB NOR Markets, Macquarie Capital and Mitsubishi UFJ Securities

CUSIP/ISIN Numbers	144A ISIN: US536022AE68 144A CUSIP: 536022 AE6 Regulation S ISIN: USU53538AC58 Regulation S CUSIP: U53538 AC5

Interest Expense
     After giving effect to the issuance of the notes in this offering and the application of the net proceeds thereof to repay outstanding borrowings under our revolving credit facility, and without giving effect to any future borrowings under such facility, we estimate that our annual interest expense will increase by approximately $65.0 million.
Capitalization
     The following table sets forth our consolidated capitalization at June 30, 2010:
(1)	on an historical basis; and

(2)	on an adjusted basis, giving effect to the issuance of the notes in this offering, the application of approximately $50.0 million of the net proceeds thereof to unwind certain interest rate swaps and approximately $600.0 million to repay amounts outstanding under our revolving credit facility.
     The following table is unaudited and should be read together with “Use of Proceeds” in this Pricing Supplement, our historical financial statements and the related notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2009, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.

	At June 30, 2010
		As Adjusted
	Historical	for this Offering
	(in thousands)
Cash and cash equivalents	$209,741	$523,156

Long-term debt:
Revolving credit facility(a)(b)	$600,000	$--
2017 notes, net	238,772	238,772
2018 notes, net	250,759	250,759
2020 notes, net	1,268,638	1,268,638
2021 notes, net	—	982,640

Total long-term debt, net	2,358,169	2,740,809
Total unitholders’ capital(c)	2,813,459	2,763,459

Total capitalization	$5,171,628	$5,504,268

(a)	Does not reflect the expected use of additional borrowings under our revolving credit facility of up to approximately $447.2 million to fund all or a portion of the 2010 Pending Acquisitions, which we expect to close by the end of November 2010.

(b)	As of September 7, 2010, we had total borrowings of approximately $600.0 million outstanding under our revolving credit facility.

(c)	The estimated realized loss expected to be incurred as a result of the cancellation of certain interest rate swaps in connection with this offering is reflected as a reduction of total unitholders’ capital.

Hedging
     The following table summarizes open positions as of September 8, 2010, and represents, as of such date, derivatives in place through December 31, 2015, on annual production volumes:

	September 8 -
	December 31,	Year	Year	Year	Year	Year
	2010	2011	2012	2013	2014	2015
Natural Gas Positions:
Fixed Price Swaps:
Hedged Volume (MMMBtu)	9,891	31,901	31,110	31,025	31,025	31,025
Average Price ($/MMBtu)	$8.90	$9.50	$6.25	$6.25	$6.25	$6.25
Puts:
Hedged Volume (MMMBtu)	1,740	6,960	25,364	25,295	—	—
Average Price ($/MMBtu)	$8.50	$9.50	$6.25	$6.25	—	—
PEPL Puts:(1)
Hedged Volume (MMMBtu)	2,659	13,259	—	—	—	—
Average Price ($/MMBtu)	$7.85	$8.50	—	—	—	—
Total:
Hedged Volume (MMMBtu)	14,290	52,120	56,474	56,320	31,025	31,025
Average Price ($/MMBtu)	$8.66	$9.25	$6.25	$6.25	$6.25	$6.25
Oil Positions:
Fixed Price Swaps:(2)
Hedged Volume (MBbls)	717	2,803	4,346	4,334	958	958
Average Price ($/Bbl)	$90.00	$89.91	$96.16	$96.16	$86.43	$86.43
Puts:(3)
Hedged Volume (MBbls)	750	2,352	2,196	2,190	—	—
Average Price ($/Bbl)	$110.00	$75.00	$75.00	$75.00	—	—
Collars:
Hedged Volume (MBbls)	83	276	—	—	—	—
Average Floor Price ($/Bbl)	$90.00	$90.00	—	—	—	—
Average Ceiling Price ($/Bbl)	$112.00	$112.25	—	—	—	—
Total:
Hedged Volume (MBbls)	1,550	5,431	6,542	6,524	958	958
Average Price ($/Bbl)	$99.68	$83.46	$89.06	$89.06	$86.43	$86.43
Natural Gas Basis Differential Positions:
PEPL Basis Swaps:(1)
Hedged Volume (MMMBtu)	10,791	35,541	34,066	31,700	—	—
Hedged Differential ($/MMBtu)	$(0.97)	$(0.96)	$(0.95)	$(1.01)	—	—

(1)	We use these puts and basis swaps, which settle on the Panhandle Eastern Pipeline, or PEPL, spot price of natural gas, to hedge basis differential associated with natural gas production in the Mid-Continent Deep and Mid-Continent Shallow regions.

(2)	As presented in the table above, the Company has outstanding fixed price oil swaps on 8,250 Bbls of daily production at a price of $100.00 per Bbl for the years ending December 31, 2012, and December 31, 2013. The Company has derivative contracts that extend these swaps at a price of $100.00 per Bbl for each of the years ending December 31, 2014, December 31, 2015, and December 31, 2016, if the counterparties determine that the strike prices are in-the-money on a designated date in each respective preceding year. The extension for each year is exercisable without respect to the other future years.

(3)	The Company utilizes oil puts to hedge revenues associated with our NGL production.

EXHIBIT B
FORM OF OPINION OF
BAKER BOTTS L.L.P.
     1. Each of the Issuers and each of Linn Energy Holdings, LLC, Penn West Pipeline, LLC, Mid-Continent Holdings I, LLC, Mid-Continent Holdings II, LLC, Mid-Continent I, LLC, Linn Gas Marketing, LLC, Mid-Continent II, LLC, Linn Operating, Inc., Linn Exploration & Production Michigan Midstream LLC, Linn Exploration & Production Michigan LLC, Linn Gas Processing MI LLC and Linn Midwest Energy LLC (the “Delaware Guarantors”) is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of Delaware, and is duly qualified and in good standing as a foreign corporation or limited liability company, as applicable, in each of the other jurisdictions listed on Exhibit A to such opinion.
     2. Each of the Issuers and the Delaware Guarantors has the corporate or entity power, as applicable, to (i) execute and deliver, and perform its respective obligations under, this Agreement, the Registration Rights Agreement, the Indenture, the Notes, the Guarantees, the Exchange Notes and the Exchange Guarantees (the “Transaction Documents”) to which it is a party and (ii) own, lease and operate its property and conduct its business as described in the Pricing Disclosure Package and the Offering Memorandum. Each of the Issuers has the corporate or entity power, as applicable, to authorize, issue, sell and deliver the Securities as contemplated by this Agreement.
     3. The execution and delivery of the Transaction Documents by each of the Issuers and the Delaware Guarantors party thereto and the performance by each of the Issuers and the Delaware Guarantors of its respective obligations under the Transaction Documents to which it is a party have been duly authorized by all necessary corporate or entity action, as applicable, on the part of the Issuers and the Delaware Guarantors. The Transaction Documents (other than the Exchange Securities) have been duly and validly executed and delivered by each of the Issuers and the Delaware Guarantors that is a party thereto.
     4. The Securities, when authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will be valid and legally binding obligations of the Issuers, entitled to the benefits of the Indenture and enforceable against the Issuers in accordance with their respective terms. The Exchange Securities, when duly executed, authenticated, issued and delivered as provided in the Indenture and the Registration Rights Agreement, will constitute valid and legally binding obligations of the Issuers, enforceable against the Issuers in accordance with their respective terms.
     5. The Indenture (including, with respect to the Guarantors, when the Securities have been duly and validly authenticated in accordance with the terms of the Indenture and duly and validly paid for by and delivered to the Initial Purchasers in accordance with the terms of this Agreement, the guarantee of the Guarantors provided for in Article X thereof) constitutes the valid and legally binding obligation of the Issuers and the Guarantors, enforceable against the Issuers and the Guarantors in accordance with its terms.
     6. The Registration Rights Agreement is a valid and binding obligation of the Issuers and the Guarantors, enforceable against the Issuers and the Guarantors in accordance with its terms.
     7. The execution and delivery of the Transaction Documents by each of the Issuers and the Guarantors party thereto does not, and the performance by each of the Issuers and the Guarantors of its respective obligations under the Transaction Documents to which it is a party will not, (a) result in any violation or breach of or result in a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuers or any Guarantor, under the Reviewed Agreements or (b) result in any violation of any law, statute, order, rule or regulation known to us of any court or governmental agency or body or under the Delaware LLC Act, the DGCL, New York law or federal law (including Regulations T, U and X of the Board of Governors of the Federal Reserve System) (the “Included Laws”).
     8. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (each, a “Filing”) is required under any of the Included Laws for the due execution and delivery of the Transaction Documents by the Issuers and the Guarantors party thereto and the performance by the Issuers and the Guarantors of their respective obligations under the Transaction Documents to which they are a party, subject to the assumptions set forth in paragraph 13 and except for (i) routine Filings necessary in connection with the conduct of the business of the Issuers and the Guarantors, including routine Filings required to be made under the Exchange Act, (ii) such other Filings as have been obtained or made, (iii) such Filings required under the Securities Act or the Exchange Act as provided in this Agreement, (iv) Filings required under Federal and state securities laws as provided in the Registration Rights Agreement, and (v) Filings required to maintain corporate and similar standing and existence.
     9. The statements in the Preliminary Offering Memorandum and the Offering Memorandum under the caption “Description of Notes” and “Description of Existing Indebtedness” insofar as such statements purport to summarize certain provisions of documents referred to therein and reviewed by us as described above, fairly summarize such provisions in all material respects, subject to the qualifications and assumptions stated therein. The statements in the Preliminary Offering Memorandum and the Offering Memorandum under the caption “Description of Notes” and “Description of Existing Indebtedness” insofar as such statements purport to summarize provisions of any law, statute, rule or regulation of or under any Included Law referred to therein, fairly summarize such laws, statutes, rules and regulations in all material respects, subject to the qualifications and assumptions stated therein. The Indenture and the Securities conform, and the Exchange Securities, when duly executed, authenticated, issued and delivered as provided in the Indenture and the Registration Rights Agreement, will conform, in all material respects as to legal matters to the descriptions thereof under the heading “Description of Notes” in the Pricing Disclosure Package and the Offering Memorandum (in the case of the Pricing Disclosure Package, when considered together with the Pricing Supplement).

     10. The statements in the Preliminary Offering Memorandum and the Offering Memorandum under the caption “Certain U.S. Federal Income and Estate Tax Considerations,” insofar as such statements constitute a summary of the United States federal tax laws referred to therein, as of the date of the Preliminary Offering Memorandum and the Offering Memorandum, in all material respects, are accurate and fairly summarize the United States federal tax laws referred to therein, subject to the qualifications and assumptions stated therein.
     11. The documents filed under the Exchange Act and incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum or any amendment thereof or supplement thereto (other than the financial statements, including the notes thereto, and any other financial, pro forma financial, accounting and statistical data and reserve information included or incorporated by reference therein, as to which no opinion is rendered, and in the case of any such incorporated document that was subsequently amended, such document as amended by the subsequently filed amendment) when they were filed (after giving effect to subsequent amendments, if applicable) with the Commission, appear on their face to be appropriately responsive in all material respects to the requirements of the Exchange Act and the applicable rules and regulations thereunder.
     12. The Issuers and the Guarantors are not, and after giving effect to the offering and sale of the Securities contemplated by this Agreement and the application of the net proceeds from such sale as described in the Preliminary Offering Memorandum and the Offering Memorandum, the Issuers and the Guarantors will not be required to register as an “investment company,” as such term is defined under the 1940 Act.
     13. Assuming without independent investigation, (a) that the Securities are sold to the Initial Purchasers, and initially resold by the Initial Purchasers, in accordance with the terms of and in the manner contemplated by, this Agreement and the Offering Memorandum; (b) the accuracy of the representations and warranties of the Issuers and the Guarantors set forth in this Agreement and in those certain certificates delivered on the date hereof; (c) the accuracy of the representations and warranties of the Initial Purchasers set forth in this Agreement; (d) the due performance and compliance by the Issuers, the Guarantors and the Initial Purchasers of their respective covenants and agreements set forth in this Agreement; and (e) the Initial Purchasers’ compliance with the Offering Memorandum and the transfer procedures and restrictions described therein, it is not necessary to register the Securities under the Securities Act or to qualify an indenture in respect thereof under the Trust Indenture Act (the “TIA”) in connection with the issuance and sale of the Securities by the Issuers to the Initial Purchasers or in connection with the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement and the Offering Memorandum, it being expressly understood that we express no opinion in this paragraph 13 or paragraph 8 as to any subsequent offer or resale of any of the Securities.
     14. The execution and delivery of the Transaction Documents by the Issuers and the Guarantors party thereto do not, and the performance by the Issuers and the Guarantors of their obligations thereunder will not, result in any violation of any order, writ, judgment or decree under any Included Law which is applicable to the Issuers or any Guarantor or their assets or properties.

     15. The Indenture conforms in all material respects to the requirements of the TIA and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.
     In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Company and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the laws of the State of New York, the Delaware LLC Act and the DGCL, (D) with respect to the opinions expressed in paragraph 1 above as to the due qualification or registration as a foreign corporation or limited liability company, as the case may be, of the Issuers and the Delaware Guarantors state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the applicable states (each of which will be dated not more than five days prior to such Closing Date, as the case may be, and shall be provided to the Representatives), (E) state that they express no opinion with respect to any permits to own or operate any real or personal property, (F) state that they express no opinion with respect to the title of any of the Company or any of its subsidiaries to any of their respective real or personal property nor with respect to the accuracy or descriptions of real or personal property, (G) state that they express no opinion with respect to state or local taxes or tax statutes to which the Company or any of its subsidiaries may be subject and (H) state that they express no opinion as to the financial statements, including the notes thereto, and any other financial, pro forma financial, accounting and statistical data and reserve information contained or incorporated by reference in the Pricing Disclosure Package or the Offering Memorandum.
     In addition, such counsel shall also have furnished to the Initial Purchasers a written statement, dated as of the Closing Date, in form and substance satisfactory to the Initial Purchasers, to the effect that such counsel has reviewed each of the Offering Memorandum and the Pricing Disclosure Package and have participated in conferences and telephone conversations with representatives of the Issuers, representatives of the independent registered public accountants for the Issuers, representatives of the independent reserve engineers of the Issuers, representatives of the Initial Purchasers and representatives of the Initial Purchasers’ counsel, at which the contents of the Offering Memorandum and the Pricing Disclosure Package and related matters were discussed.
     The purpose of such counsel’s professional engagement was not to establish or confirm factual matters set forth in the Offering Memorandum and the Pricing Disclosure Package, and such counsel has not undertaken to verify independently any of the factual matters in such documents. Moreover, many of the determinations required to be made in the preparation of the Offering Memorandum and the Pricing Disclosure Package involve matters of a non-legal nature. Accordingly, such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum and the Pricing Disclosure Package (except to the extent set forth in paragraphs 9 and 10). Subject to the foregoing and on the basis of the information such counsel gained in the course of performing the services referred to above, such counsel advises that nothing came to their attention that caused them to believe that:

(A)	the Offering Memorandum, as of its date or as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or

(B)	the Pricing Disclosure Package, as of the Time of Sale (which you have informed us is a time after the Pricing Supplement specified on Annex A hereto was made available to investors), contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
it being understood that in each case they have not been asked to, and do not, express any belief with respect to (i) the financial statements, notes thereto, pro forma financial data, financial schedules or other financial, statistical or accounting information and related schedules or matters contained or incorporated by reference in, or omitted from, the Pricing Disclosure Package or the Offering Memorandum, (ii) the summary reserve reports of DeGolyer and MacNaughton and reserve information contained or incorporated by reference in, or omitted therefrom, or (iii) representations and warranties and other statements of fact contained in the exhibits to the documents incorporated by reference therein.

EXHIBIT C
FORM OF OPINION OF
GABLE GOTWALS
     1. The Oklahoma Guarantor is a (a) limited liability company validly existing and in good standing under the laws of the State of Oklahoma with (b) full limited liability company power and authority to own, lease and operate its properties and conduct its business as described in the Pricing Disclosure Package and the Offering Memorandum.
     2. The Oklahoma Guarantor is existing and is in good standing in the State of Texas.
     3. All of the outstanding membership interests of the Oklahoma Guarantor have been authorized and issued in accordance with the operating agreement attached as Exhibit 1 to the Opinion Support Certificate (the “Operating Agreement”) and are owned of record by Mid-Continent Holdings II, LLC, a wholly-owned subsidiary of the Company. The outstanding membership interests of the Oklahoma Guarantor are owned free and clear of all liens, encumbrances and claims, other than those created under the Bank Credit Facility and contractual restrictions on transfer contained in the applicable constituent documents, the 2008 Indenture, the 2009 Indenture or the 2010 Indenture. No options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any membership interests of the Oklahoma Guarantor are outstanding.
     4. The Oklahoma Guarantor has the full limited liability company power and authority to execute and deliver each of the Transaction Documents and to perform its obligations under each of the aforesaid agreements.
     5. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any judicial, regulatory or other legal or governmental authority or agency of the State of Oklahoma, is required for the Oklahoma Guarantor’s execution, delivery and performance of the Transaction Documents on or before the Closing Date, except for those the failure of which to make or obtain, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
     In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Company and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to the Oklahoma Limited Liability Company Act, (D) with respect to the opinions expressed in paragraph 1 above as to the due qualification or registration as a foreign limited liability company, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the applicable states (each of which will be dated not more than five days prior to such Closing Date, as the case may be, and shall be provided to the Representatives), (E) state that they express no opinion with respect to any permits to own or operate any real or personal property, (F) state that they express no opinion with respect to the title of any of the Oklahoma Guarantor to any of its respective real or personal property nor with respect to the

C-1

accuracy or descriptions of real or personal property, and (G) state that they express no opinion with respect to state or local taxes or tax statutes to which the Oklahoma Guarantor may be subject.

C-2

EXHIBIT D
FORM OF OPINION OF
GENERAL COUNSEL
     1. All of the outstanding membership interests or capital stock, as applicable, of the Delaware Guarantors have been authorized and issued in accordance with the limited liability company agreement or charter documents, as applicable, of such Delaware Guarantor, are fully paid, non-assessable (except as such non-assessability may be affected by Section 18-607 of the Delaware Limited Liability Company Act) and are owned directly or indirectly by the Issuer. To such counsel’s knowledge, (i) the outstanding membership interests or capital stock, as applicable, of the Delaware Guarantors owned by the Issuer are owned free and clear of all liens, encumbrances and claims, except for (a) contractual restrictions on transfer contained in the applicable constituent documents, the 2008 Indenture, the 2009 Indenture, the 2010 Indenture, the Bank Credit Facility, and the Indenture, and (b) liens created under or pursuant to the Bank Credit Facility and other liens permitted under the Bank Credit Facility; and (ii) no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any membership interests or capital stock of the Delaware Guarantors are outstanding.
     2. Such counsel knows of no material legal or governmental actions, suits or proceedings pending or threatened against any Issuer or any Guarantor which would be required by the Securities Act to be disclosed in a registration statement on Form S-3 except as set forth in the Pricing Disclosure Package and the Offering Memorandum. To such counsel’s knowledge, other than as set forth in the Pricing Disclosure Package and the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or its subsidiaries are a party or of which any property of the Company or any subsidiary is the subject which are likely to result in, individually or in the aggregate, a Material Adverse Effect. Other than as set forth in the Pricing Disclosure Package and the Offering Memorandum, to such counsel’s knowledge, no such proceedings have been overtly threatened in writing by governmental authorities or by others, which have not been resolved.
     In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of the Company and upon information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that her opinion is limited to federal laws, the Delaware LLC Act and the DGCL, (D) state that she expresses no opinion with respect to any permits to own or operate any real or personal property, (F) state that she expresses no opinion with respect to the title of any of the Company or any of its subsidiaries to any of their respective real or personal property nor with respect to the accuracy or descriptions of real or personal property, and (G) state that she expresses no opinion with respect to state or local taxes or tax statutes to which the Company or any of its subsidiaries may be subject.

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